Exhibit 99.1

COMMUNITY HEALTH SYSTEMS AND HEALTH MANAGEMENT ASSOCIATES

RECEIVE FTC CLEARANCE FOR CHS’S PROPOSED ACQUISITION OF HMA

FRANKLIN, Tenn. & NAPLES, Fla. (January 22, 2014) – Community Health Systems, Inc. (NYSE: CYH) (“CHS”) and Health Management Associates, Inc. (NYSE: HMA) (“HMA”) announced today that they have reached an agreement with the Federal Trade Commission (“FTC”) which will allow CHS to complete its acquisition of HMA. Under the terms of the agreement, CHS is required to divest two acute care facilities and related outpatient businesses currently owned by subsidiaries of HMA: Riverview Regional Medical Center, a 281-bed hospital located in Gadsden, Alabama, and Carolina Pines Regional Medical Center, a 116-bed hospital in Hartsville, South Carolina. CHS does not expect these divestitures to have a meaningful impact on the combined company’s financial operations or cost-savings. The completion of the HMA acquisition is not contingent on the immediate divestiture of these facilities, but the divestitures are required to be completed no later than six months after the FTC’s order is issued. Approval for CHS’s acquisition of HMA has also been received from the West Virginia Health Care Authority with respect to HMA’s facility in Williamson, West Virginia.

The HMA acquisition is expected to be completed by the end of January 2014. Under the terms of the transaction, CHS will acquire each issued and outstanding share of the common stock of HMA for $10.50 in cash, 0.06942 of a share of CHS common stock, and a Contingent Value Right, which could yield additional cash consideration of up to $1.00 per share, depending on the outcome of certain litigation matters.

About CHS

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute-care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

About HMA

Health Management Associates, Inc., through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. HMA currently

-MORE-

operates 71 hospitals in 15 states with approximately 11,000 licensed beds. Shares in Health Management Associates are traded on the New York Stock Exchange under the symbol “HMA.”

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the merger, the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives and expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of CHS and HMA and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to close the transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions; the risk that the benefits of the transaction, including cost savings and other synergies may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; actions taken by either of the companies; changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in HMA’s and CHS’s filings with the Securities and Exchange Commission, including each company’s most recent Annual Report on Form 10-K or Form 10-K/A and Quarterly Report on Form 10-Q or 10-Q/A.

The forward-looking statements speak only as of the date of this communication. Neither CHS nor HMA undertakes any obligation to update these statements.

Contacts:

Community Health Systems, Inc.

Investor Relations:

W. Larry Cash, 615-465-7000

Executive Vice President and Chief Financial Officer

Media Relations:

Tomi Galin, 615-628-6607

Vice President, Corporate Communications

Health Management Associates, Inc.

Investor Relations:

John Merriwether, 239-598-3131

Vice President, Investor Relations

Media Relations:

MaryAnn Hodge, 239-598-3131

Vice President, Marketing & Communications

-END-